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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K/A of our report dated February 25, 2002 (except with respect to the matter in Note 4, as to which the date is May 20, 2002) included in Registration Statement File No. 1-8309. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 2001 or performed any audit procedures subsequent to the date of our report.



ARTHUR ANDERSEN LLP
New York, New York
May 31, 2002